Exhibit 99.1

SeaWorld Entertainment, Inc. Reports First Quarter 2013 Results

Orlando, Fla. (May 22, 2013)—SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today reported financial results for the quarter ending March 31, 2013.

Highlights

•	First quarter total revenue growth of 12% versus the first quarter 2012

•	Total revenue per capita growth of 10% versus the first quarter 2012

•	Adjusted EBITDA[1] growth of $17.3 million versus the first quarter 2012

•	Net loss improvement of $4.8 million versus the first quarter 2012

•	Free Cash Flow[1] improvement of $57.0 million versus the first quarter 2012

•	Successful Initial Public Offering on April 19th

“After our successful Initial Public Offering last month, we are pleased to report strong results for the first quarter of 2013 in which we generated a 12% increase in total revenue,” Jim Atchison, President and CEO of SeaWorld Entertainment, Inc. said. “This improvement was primarily from a 10% increase in total revenue per capita driven by the ongoing execution of our pricing and yield management strategies. We are excited about the success of our IPO and look forward to 2013 and beyond as we continue to focus on growing our globally recognized parks, brands, and intellectual property to drive revenue and Free Cash Flow growth.”

First Quarter 2013

During the first quarter, the Company generated total revenue of $238.6 million, an increase of $26.2 million, or 12%, over the same period in 2012. Adjusted EBITDA, a non-GAAP financial measure defined below, was $11.1 million compared to an Adjusted EBITDA loss of $6.2 million in the same quarter in 2012. The Company reported a net loss for the first quarter of 2013 of $40.4 million, or $0.49 per share, compared to a net loss of $45.1 million, or $0.55 per share, over the same period in 2012.

The $26.2 million increase in total revenue in the first quarter of 2013 was driven by a 10% increase in total revenue per capita (defined as total revenue divided by total attendance) from $62.15 to $68.19 and a 2% increase in attendance from 3,418 thousand to 3,499 thousand guests.

Admission per capita (defined as admission revenue divided by total attendance) increased by 12% from $38.99 to $43.56 primarily as a result of pricing and yield management strategies. In-park per capita spending (defined as food, merchandise, and other revenue divided by total attendance) increased by 6% from $23.17 to $24.63 due to improved economic conditions, targeted price increases, and increased offerings. Attendance in the first quarter of 2013 benefited from the timing of Easter and New Year’s Eve, partially offset by the impact of pricing and yield management strategies that reduced attendance, but increased total revenue per capita.

The Company generated $24.2 million of cash flow from operations and invested $32.3 million in capital expenditures, resulting in a non-GAAP Free Cash Flow deficit of $8.1 million compared to a deficit of $65.2 million in the first quarter of 2012. The $57.0 million increase in Free Cash Flow was driven by a $32.3 million increase in cash flow from operations and a $24.7 million reduction in capital expenditures.

Other

In April 2013, the Company completed its successful Initial Public Offering of 29.9 million shares of common stock at $27 per share. The common stock is listed on the New York Stock Exchange under the symbol “SEAS.”

In addition, effective May 14, 2013, the Company entered into Amendment No. 5 to the Senior Secured Credit Facilities (“Amendment No. 5”). Amendment No. 5 amends the terms of the existing Senior Secured Credit Facilities to extend maturities and reduce cash interest expense as described in the Company’s Form 8-K filed on May 14, 2013 with the Securities and Exchange Commission (“SEC”).

Guidance

The following statements are based on current management expectations. Such statements are forward-looking and actual results may differ materially. For the full year of 2013, the Company expects to generate revenue in the range of $1.460 billion to $1.490 billion and Adjusted EBITDA in the range of $430 million to $440 million.

Conference Call

The Company will hold a conference call today, Wednesday, May 22nd at 5 p.m. ET to discuss its first quarter 2013 financial results. The conference call will be broadcast live on the Internet and the release and the conference call can be accessed via the Company’s website at seaworldentertainment.com by clicking on the “Investor Relations” link located on the upper right corner of that page. For those unable to participate in the live call, a replay of the webcast will be available from 8 p.m. ET on May 22, 2013 to 11:59 p.m. ET on May 29, 2013 via the “Investor Relations” section of seaworldentertainment.com or by dialing 1-877-870-5176 from anywhere in the U.S. or 1-858-384-5517 from international locations, conference code 7303217.

Statement Regarding Non-GAAP Financial Measures

This earnings release and accompanying financial statement tables include several supplemental non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA and Free Cash Flow are not recognized terms under GAAP, should not be considered in isolation or as a substitute for a measure of liquidity or performance prepared in accordance with GAAP and are not indicative of net income or loss or net cash provided by operating activities as determined under GAAP. Adjusted EBITDA, Free Cash Flow and other non-GAAP financial measures have limitations which should be considered before using these measures to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA or Free Cash Flow, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.

Adjusted EBITDA is defined as net income (loss) before provision for (benefit from) income taxes, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items permitted in calculating covenant compliance under the indenture governing the Company’s existing senior notes and the credit agreement governing the Company’s senior secured credit facilities. Adjusted EBITDA is a material component of these covenants. Management presents Adjusted EBITDA because it believes that it provides additional information to investors about the calculation of and compliance with these financial covenants. Management also uses Adjusted EBITDA in connection with certain components of its executive compensation program. In addition, investors, lenders, financial analysts and rating agencies have historically used EBITDA-related measures in the Company’s industry, along with other measures to evaluate a company’s ability to meet its debt service requirement, to estimate the value of a company and to make informed investment decisions.

Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by capital expenditures. Management presents Free Cash Flow because it believes it provides supplemental information to assist investors in analyzing the Company’s ability to generate liquidity from its operating activities. Free Cash Flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures as it does not take into consideration certain other non-discretionary cash requirements, such as mandatory principal payments on the Company’s long-term debt.

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measures to the applicable most comparable U.S. GAAP financial measures.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company delivering personal, interactive and educational experiences that blend imagination with nature and enable its customers to celebrate, connect with and care for the natural world we share. The Company owns or licenses a portfolio of globally recognized brands including SeaWorld, Shamu and Busch Gardens. Over its more than 50-year history, the Company has built a diversified portfolio of 11 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind collection of approximately 67,000 marine and terrestrial animals. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests. In addition to its theme parks, the Company has recently begun to leverage its brands into media, entertainment and consumer products.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at such website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The Company generally uses the words “may”, “will”, “could”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, and similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management’s control adversely affecting discretionary spending and attendance at the Company’s theme parks; inability to protect intellectual property or the infringement on intellectual property rights of others; incidents or adverse publicity concerning the Company’s theme parks; outbreak of infectious disease affecting the Company’s animals; change in federal and state regulations governing the treatment of animals; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors,” in the Company’s final prospectus as filed on April 18, 2013 with the SEC.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com).

Contacts:

Investor Relations Inquiries:

SeaWorld Entertainment, Inc.

855.797.8625

investors@seaworld.com

Media Inquiries:

Fred Jacobs

Vice President of Communications

Fred.Jacobs@SeaWorld.com

SOURCE SeaWorld Entertainment, Inc.

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended March 31,		Change
	2013	2012	$	%
Net revenues:
Admissions	$152,426	$133,255	$19,171	14%
Food, merchandise and other	86,184	79,187	6,997	9%

Total revenues	238,610	212,442	26,168	12%

Costs and expenses:
Cost of food, merchandise and other revenues	19,828	18,700	1,128	6%
Operating expenses	173,260	163,376	9,884	6%
Selling, general and administrative	39,987	42,736	(2,749)	(6%)
Depreciation and amortization	41,408	35,909	5,499	15%

Total costs and expenses	274,483	260,721	13,762	5%

Operating loss	(35,873)	(48,279)	12,406	26%
Other income, net	73	1,140	(1,067)	(94%)
Interest expense	28,606	27,809	797	3%

Loss before income taxes	(64,406)	(74,948)	10,542	14%
Benefit from income taxes	(24,046)	(29,814)	5,768	19%

Net loss	$(40,360)	$(45,134)	$4,774	11%

Loss per share:
Net loss per share, basic	$(0.49)	$(0.55)

Net loss per share, diluted	$(0.49)	$(0.55)

Weighted average commons shares outstanding:
Basic	82,768	82,423

Diluted	82,768	82,423

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

	For the Three Months Ended March 31,		Change
	2013	2012	$	%
Net loss	$(40,360)	$(45,134)	$4,774	11%
Benefit from income taxes	(24,046)	(29,814)	5,768	19%
Interest expense	28,606	27,809	797	3%
Depreciation and amortization	41,408	35,909	5,499	15%
Equity-based compensation expense (a)	320	267	53	20%
Advisory fees (b)	925	812	113	14%
Debt refinancing costs (c)	—	1,000	(1,000)	NM
Other adjusting items (d)	111	—	111	ND
Other non-cash expenses (e)	4,147	2,970	1,177	40%

Adjusted EBITDA	$11,111	$(6,181)	$17,292	280%

Net cash provided by (used in) operating activities	$24,174	$(8,116)	$32,290	398%
Capital expenditures	32,319	57,063	(24,744)	(43%)

Free Cash Flow	$(8,145)	$(65,179)	$57,034	88%

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES UNAUDITED BALANCE SHEET DATA (In thousands)

	March 31, 2013	December 31, 2012
Cash and cash equivalents	$59,367	$45,675

Total assets	$2,571,645	$2,521,052

Long-term debt, including current maturities:
Term Loan A	$150,125	$152,000
Term Loan B	1,290,421	1,293,774
Revolving credit agreement	30,000	—
Senior Notes	400,000	400,000

Total long-term debt, including current maturities	$1,870,546	$1,845,774

Total stockholders’ equity	$410,102	$449,848

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED OTHER DATA

	For the Three Months Ended March 31,		Change
	2013	2012	$	%
Attendance (in thousands)	3,499	3,418	81	2%
Total revenue per capita (f)	$68.19	$62.15	$6.04	10%

NM-Not meaningful

ND-Not determinable

(a) Reflects non-cash compensation expense associated with the grants of equity compensation.

(b) Reflects historical fees paid to an affiliate of the Company’s sponsor under the 2009 Advisory Agreement. This Agreement was terminated on April 24, 2013 in connection with the Company’s initial public offering.

(c) Reflects costs which were expensed related to the 2012 amendment to the Senior Secured Credit Facilities.

(d) Reflects certain acquisition and pre-opening costs related to Aquatica San Diego.

(e) Reflects non-cash expenses related to miscellaneous asset write-offs and non-cash gains/losses on foreign currencies.

(f) Calculated as total revenues divided by attendance.

[1]	This earnings release includes several metrics, including Adjusted EBITDA and Free Cash Flow that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See “Statement Regarding Non-GAAP Financial Measures” section at the end of this press release for the definitions of Adjusted EBITDA and Free Cash Flow and their reconciliation to their respective most comparable financial measures calculated in accordance with GAAP.